Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
Pinstripes Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(5)
Equity	Class A Common Stock, $0.0001 par value per share Pinstripes Holdings, Inc. 2023 Omnibus Equity Incentive Plan	Rule 457(c) and Rule 457(h)	12,900,000(2)	$2.84(3)	$36,668,250.00(3)	0.0001476	$5,412.23
Equity	Class A Common Stock, $0.0001 par value per share Pinstripes Holdings, Inc. 2023 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	850,000(4)	$2.84(3)	$2,416,125.00(3)	0.0001476	$356.62
Total Offering Amounts					$39,084,375.00		$5,768.85
Total Fee Offsets(6)							$-
Net Fee Due							$5,768.85

(1)
Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock, par value $0.0001 per share (the “Common Stock”), that become issuable in respect of the securities identified in the table above by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Common Stock.

(2)
Represents the number of shares of Common Stock issuable pursuant to the Registrant’s 2023 Omnibus Equity Incentive Plan (the “Plan”) being registered herein, which shares consist of shares of Common Stock reserved and available for delivery with respect to awards under the Plan.

(3)
Estimated solely for the purpose of calculating the registration fee for the shares to be reserved under the Plan. Calculated pursuant to Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low prices per share of the Registrant’s Common Stock as reported on the New York Stock Exchange (the “NYSE”) on April 19, 2024, which was $2.84.

(4)	Represents the number of shares of Common Stock issuable pursuant to the Registrant's 2023 Employee Stock Purchase Plan (the "Purchase Plan") being registered herein.

(5)	Rounded to the nearest cent.

(6)	The Registrant does not have any offsets.